                                EXHIBIT 99
PRESS RELEASE                    FOR IMMEDIATE RELEASE
                                 Contact: Preston Bair, Chief Financial Officer
                                 Telephone: (740) 622-0444



                     HOME LOAN FINANCIAL CORPORATION REPORTS
                  EARNINGS FOR THE QUARTER ENDED MARCH 31, 2003

Coshocton, Ohio, April 16, 2003 - Home Loan Financial Corporation (Nasdaq:HLFC), the parent company of The Home Loan Savings Bank, today announced net income of $423,000 or $.28 basic and $.27 diluted earnings per share, for the quarter ended March 31, 2003 compared to net income of $378,000, or $.25 basic and diluted earnings per share, for the quarter ended March 31, 2002, an increase of $45,000, or 11.9%.

         The increase in earnings for the quarter ended March 31, 2003 compared with March 31, 2002, was primarily attributable to increases in net interest income of $46,000 and noninterest income of $97,000, partially offset by an increase in noninterest expense of $65,000. The increase in net interest income was primarily due to an increase in average earning assets. The net interest margin for the three months ended March 31, 2003 was 4.12% compared to 4.39% for the three months ended March 31, 2002. The increase in noninterest income was primarily due to HLFC's earnings from its ownership in Coshocton County Title Agency ("CCTA"). CCTA was formed in June 2002 by HLFC and two other investors to provide title insurance on properties. The increase in noninterest expense was primarily due to increases in salaries and benefits due to additional staff and an increase in ESOP expense due to the elevated price of HLFC's stock.

         Return on average equity and return on average assets for the three months ended March 31, 2003 were 7.96% and 1.20%, respectively. The book value of HLFC's common stock was $12.84 per share as of March 31, 2003 compared to $11.95 per share as of March 31, 2002, an increase of $0.89, or 7.45%.

         Total assets at March 31, 2003 were $147.4 million compared to June 30, 2002 assets of $132.3 million, an increase of $15.1 million, or 11.4%. The increase in total assets was primarily in loans, which increased $9.8 million. Total deposits at March 31, 2003 were $84.3 million compared to June 30, 2002 deposits of $79.8 million, an increase of $4.5 million, or 5.7%. Total borrowings at March 31, 2003 were $40.8 million compared to $28.8 million at June 30, 2002, an increase of $12.0 million, or 41.7%. The additional borrowings were used to fund two capital leveraging strategies and to fund loan demand. Total equity at March 31, 2003 was $21.1 million compared to $20.1 million at June 30, 2002.

         Home Loan Financial Corporation and The Home Loan Savings Bank are headquartered at 401 Main Street, Coshocton, Ohio 43812. The Bank has two offices in Coshocton, Ohio and a branch in West Lafayette, Ohio.


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                         HOME LOAN FINANCIAL CORPORATION
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                 March 31, 2003               June 30, 2002
                                                                 --------------               -------------
ASSETS
Cash and cash equivalents                                         $  3,521,591                $  2,931,785
Securities available for sale                                        7,291,383                   4,413,516
Mortgage-backed securities available for sale                       11,264,307                   9,738,990
Federal Home Loan Bank stock                                         2,141,600                   1,927,100
Loans, net                                                         120,842,849                 111,017,080
Premises and equipment, net                                          1,179,500                   1,278,592
Accrued interest receivable                                            735,928                     651,707
Other assets                                                           434,853                     322,366
                                                                  ------------                ------------
      Total assets                                                $147,412,011                $132,281,136
                                                                  ============                ============


LIABILITIES
Deposits                                                         $  84,341,488               $  79,773,087
Federal Home Loan Bank advances                                     40,802,136                  28,802,335
Due to broker on security purchase                                                               2,392,006
Accrued interest payable                                               638,170                     590,581
Accrued expenses and other liabilities                                 536,547                     578,626
                                                                  ------------                ------------
     Total liabilities                                             126,318,341                 112,136,635

SHAREHOLDERS' EQUITY
Preferred stock, no par value, 500,000 shares authorized,
  none outstanding                                                          --                          --
Common stock, no par value, 9,500,000 shares authorized,
  2,248,250 shares issued                                                   --                          --
Additional paid-in capital                                          14,133,466                  14,100,870
Retained earnings                                                   14,311,806                  13,831,012
Unearned employee stock ownership plan shares                       (1,143,914)                 (1,354,006)
Unearned recognition and retention plan shares                        (300,832)                   (434,692)
Treasury stock, at cost - 605,505 shares at                         (6,223,600)                 (6,186,296)
  March 31, 2003 and 599,188 shares at June 30, 2002
Accumulated other comprehensive income                                 316,744                     187,613
                                                                  ------------                ------------
     Total shareholders' equity                                     21,093,670                  20,144,501
                                                                  ------------                ------------
         Total liabilities and shareholders' equity               $147,412,011                $132,281,136
                                                                  ============                ============

                        CONSOLIDATED STATEMENTS OF INCOME

                                                    Three Months Ended        Nine Months Ended
                                                         March 31,                 March 31,
                                                    ------------------        -----------------
                                                       2002         2001         2002         2001
                                                 ----------   ----------   ----------   ----------
Total interest income                            $2,354,830   $2,349,311   $7,277,555   $7,197,055
Total interest  expense                             959,101      999,702    3,006,214    3,266,261
                                                 ----------   ----------   ----------   ----------
         Net interest income                      1,395,729    1,349,609    4,271,341    3,930,794
Provision for loan losses                            55,000       30,000      150,000       95,000
                                                 ----------   ----------   ----------   ----------
       Net interest income after
       provision for loan losses                  1,340,729    1,319,609    4,121,341    3,835,794
Total noninterest income                            194,661       97,252      526,890      336,728
Total noninterest expense                           897,742      833,044    2,638,177    2,446,653
                                                 ----------   ----------   ----------   ----------
Income before income
      tax expense                                   637,648      583,817    2,010,054    1,725,869
Income tax expense                                  215,100      206,300      677,300      598,700
                                                 ----------   ----------   ----------   ----------
      Net income                                 $  422,548   $  377,517   $1,332,754   $1,127,169
                                                 ==========   ==========   ==========   ==========

Basic earnings per share                         $      .28   $      .25   $      .90   $      .76
                                                 ==========   ==========   ==========   ==========

Diluted earnings per share                       $      .27   $      .25   $      .87   $      .74
                                                 ==========   ==========   ==========   ==========

                              KEY OPERATING RATIOS

                                                 As of or For The                  As of or For The
                                                Three Months Ended                Nine Months Ended

                                                     March 31,                        March 31,
                                                     ---------                        ---------
                                              2003               2002             2003             2002
                                             ----               ----             ----             ----
Net interest margin                             4.12%              4.39%            4.24%            4.30%
Return on average assets                        1.20%              1.18%            1.28%            1.19%
Return on average equity                        7.96%              7.56%            8.55%            7.59%
Total equity to total assets                   14.31%             15.66%           14.31%           15.66%
Common shares outstanding                  1,642,745          1,663,962        1,642,745        1,663,962
Book value per share                          $12.84             $11.95           $12.84           $11.95
Nonperforming assets to
         total assets                           0.20%              0.49%            0.20%            0.49%